UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 12, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 30, 2006, a complaint regarding a putative class action lawsuit, Yevgeniy Pinis v. Timothy R. Richardson, et al., No. 2381-N, was filed in the Court of Chancery of the State of Delaware in New Castle County against Sirenza Microdevices, Inc. (“Sirenza”), Micro Linear Corporation (“Micro Linear”), Metric Acquisition Corporation and Micro Linear’s board of directors in connection with the merger. The complaint was amended on September 12, 2006. The amended complaint alleges, among other things, that the Micro Linear board of directors violated its fiduciary duties to the stockholders of Micro Linear by approving the proposed merger of Metric Acquisition Corporation with and into Micro Linear, that the consideration proposed to be paid to the stockholders of Micro Linear in the merger is unfair and inadequate and that the proxy statement/prospectus that forms a part of the Sirenza’s registration statement on Form S-4 (as amended and filed on September 13, 2006) is deficient in a number of respects. The complaint seeks, among other things, an injunction prohibiting Sirenza and Micro Linear from consummating the merger, rights of rescission against the merger and the terms of the merger agreement, damages incurred by the class, and attorneys’ fees and expenses. Also on September 12, 2006, the putative class representative filed a motion for expedited proceedings seeking a permanent and preliminary injunction that would prevent consummation of the proposed merger. Sirenza and Micro Linear believe that the lawsuit is without merit and intend to vigorously defend against the lawsuit.

The summary above is qualified by reference to the amended complaint, which is attached as Exhibit 99.1 hereto.

On April 16, 2003, Scientific Components Corporation d/b/a Mini-Circuits Laboratory (“Mini-Circuits”) filed a complaint against Sirenza in the United States District Court for the Eastern District of New York alleging, among other things, breach of warranty by Sirenza for alleged defects in certain goods sold to Mini-Circuits. Mini-Circuits seeks compensatory damages plus interest, costs and attorneys’ fees. On July 30, 2003, Sirenza filed an answer to the complaint and asserted counterclaims against Mini-Circuits. In December 2005, Sirenza moved for summary judgment dismissing Mini-Circuits’ claims, and Mini-Circuits cross-moved for summary judgment dismissing Sirenza’s counterclaims. After the summary judgment motions were filed, Mini-Circuits voluntarily withdrew its claim for breach of the implied warranty of fitness for a particular purpose, and Sirenza voluntarily withdrew its counterclaim for tortious interference. A preliminary ruling by a Magistrate Judge assigned to the case determined that factual issues requiring a trial precluded dismissal of Mini-Circuits’ claims on Sirenza’s summary judgment motion, and recommended dismissal of Sirenza’s remaining counterclaims. On August 30, 2006, the Court issued an order adopting the preliminary ruling of the Magistrate Judge, and accordingly denying Sirenza’s motion for summary judgment on Mini-Circuits’ claims and granting Mini-Circuits’ motion for summary judgment on Sirenza’s remaining counterclaims. Even though Sirenza believes Mini-Circuits’ claims to be without merit and intends to defend against Mini-Circuits’ claims vigorously, if Sirenza ultimately loses or settles the case, it may be liable for monetary damages and other costs of litigation. Even if Sirenza is entirely successful in defending against the lawsuit, it may incur significant legal expenses and its management may expend significant time in the defense.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits. The following exhibit is being filed herewith.

Exhibit Number	Description

99.1	Copy of Amended Class Action Complaint, titled Yevgeniy Pinis v. Timothy R. Richardson, et al., No. 2381-N, filed in the Delaware Court of Chancery on September 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By:	/s/ CLAY SIMPSON
Clay Simpson Vice President and General Counsel

Date: September 19, 2006

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description

99.1	Copy of Amended Class Action Complaint, titled Yevgeniy Pinis v. Timothy R. Richardson, et al., No. 2381-N, filed in the Delaware Court of Chancery on September 12, 2006.